SECURITIES AND EXCHANGE COMMISSION

                  WASHINGTON, D.C. 20549

                  ----------------------

                         FORM 8-K

                      CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

               Date of Report February 14, 1997

            KINDER MORGAN ENERGY PARTNERS, L.P.
  (Exact name of registrant as specified in its charter)

     DELAWARE                            1-11234                    76-0380342
(State or other jurisdiction     (Commission File Number)       (I.R.S. Employer
of incorporation)                                                Identification)


   1301 McKinney Street, Ste. 3450, Houston, Texas 77010
    (Address of principal executive offices)(zip code)
Registrant's telephone number, including area code: 713-844-9500


               Enron Liquids Pipeline, L.P.,
       1400 Smith Street, Houston, Texas 77002-7369
(Former name or former address if changed since last report.)
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Item 1.  Changes in Control of Registrant.

     On February 14, 1997, Kinder Morgan, Inc., a Delaware corporation formerly known as KC Liquids Holding Corporation ("KMI"), acquired from Enron Liquids Holding Corporation, a Delaware corporation ("ELHC"), all of the issued and outstanding capital stock of Enron Liquids Pipeline Company, a Delaware corporation now known as Kinder Morgan G.P., Inc. ("Kinder Morgan GP"), for approximately $21.7 million. Kinder Morgan GP is the general partner of Enron Liquids Pipeline, L.P., a Delaware limited partnership (the "Partnership"). As a result of KMI's acquisition of the capital stock of Kinder Morgan GP, KMI indirectly acquired control of the Partnership. At the time of the acquisition, Kinder Morgan GP owned 431,000 Common Units, representing approximately 6.6% of the outstanding Common Units of the Partnership.

     In order to finance the acquisition of Kinder Morgan GP, KMI borrowed $15 million from First Union National Bank of North Carolina ("First Union"). The loan is due August 31, 1999 and bears interest, at the option of KMI, at either First Union's Base Rate plus .5% per annum or LIBOR plus 2.5% per annum. In addition, KMI obtained a $10.8 million letter of credit from First Union to support Enron Corp.'s remaining obligations with respect to the minimum quarterly distribution payable to the holders of the Partnership's Common Units. The "Support Period", during which Enron Corp. committed that certain minimum quarterly distributions would be made to holders of the Partnership's Common Units, will expire on September 30, 1997; and the letter of credit from First Union which supports such commitment will terminate shortly thereafter. The borrowings by KMI from First Union are secured by a pledge of all of the stock of Kinder Morgan GP. In addition, Kinder Morgan GP pledged all of the Common Units owned by it as additional collateral for the loans. The Credit Agreement requires First Union's consent for, among other things, (i) the merger or consolidation of the Partnership with any other person, (ii) the sale, lease or other disposition of all or substantially all of the Partnership's property or assets to any other person or (iii) the issuance of any additional Common Units.

     The balance of the purchase price was funded through sales of equity in KMI to Richard D. Kinder ("Kinder"), Morgan Associates, Inc., ("MAI") a Missouri corporation wholly owned by William V. Morgan ("Morgan"), and First Union Corporation, a North Carolina Corporation ("FUNC"). FUNC and Kinder acquired their interests in KMI with personal funds. Kinder loaned MAI $390,000 in order finance its purchase, with the remainder being financed with MAI's working capital.

     KMI's capital stock ownership consists of two classes of stock, voting and non-voting. Currently all issued and outstanding shares, voting and non-voting, are held by Kinder, MAI and FUNC. Kinder owns 2,646 shares of voting stock of KMI, comprising 49.99% of all issued and outstanding shares of voting stock. Kinder also owns 2,648 shares of non-voting stock comprising 50.00% of all issued and outstanding shares of non-voting stock. Kinder's

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total ownership of
all classes constitutes 50.00% of all issued and outstanding shares. In addition, Kinder has the right to acquire control of KMI at such time that Kinder and Morgan agree on a long term employment agreement for Morgan. MAI owns 2,542 shares of voting stock, comprising 48.01% of all issued and outstanding shares of voting stock. MAI also owns 106 shares of non-voting stock, comprising 2.01% of all issued and outstanding shares of non-voting stock. MAI's total ownership of all classes constitutes 25.01% of all issued and outstanding shares. FUNC owns 105 shares of voting stock of the corporation, comprising of 2.00% of all issued and outstanding shares of voting stock. FUNC also owns 2,541 shares of non-voting stock comprising 47.99% of all issued and outstanding shares of non-voting stock. FUNC's total ownership of all classes constitutes 24.99% of all issued and outstanding shares.

     The Partnership currently has 6,510,000 Common Units issued and outstanding. FUNC, together with its wholly owned subsidiary, First Union Investors, Inc., a North Carolina corporation, own 429,000 Common Units, comprising approximately 6.6% of all issued and outstanding Common Units. In addition, First Union National Bank of Florida and First Union National Bank of Washington, D.C., both of which are wholly-owned subsidiaries of FUNC, hold 400 Common Units and 500 Common Units, respectively. Kinder owns 7,500 Common Units, comprising less than 0.1% of all issued and outstanding Common Units. Morgan owns 1,000 Common Units, comprising less than 0.1% of all issued and outstanding Common Units.

     The new directors and officers of Kinder Morgan GP are as follows:

         Directors

              Richard D. Kinder
              William V. Morgan
              Alan L. Atterbury
              Edward O. Gaylord
              Thomas B. King

         Officers

              Richard D. Kinder--Chairman and CEO
              William V. Morgan--Vice Chairman
              Thomas B. King--President
              Thomas P. Tosoni--Vice President, Chief
                  Financial Officer and Assistant Secretary
              Michael C. Morgan--Vice President, Corporate Development David G. Dehaemers, Jr.--Secretary and Treasurer
              Roger C. Mosby--Vice President


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     In connection with the transaction, the name of the Partnership was changed to Kinder Morgan Energy Partners, L.P. and the address of the Partnership was changed to 1301 McKinney Street, Suite 3450, Houston, Texas 77010. The new telephone number of the Partnership is (713) 844-9500.

Item 5.  Other Events.

     In connection with KMI's acquisition of Kinder Morgan GP, Kinder Morgan Operating L.P. "B" (formerly, Enron Transportation Services, L.P.) ("OLP-B") entered into a credit agreement with First Union which provided for a $15,875,000 revolving credit facility. The obligations of OLP-B under the credit agreement are guaranteed by the Partnership. Borrowings under the credit facility are due February 14, 1999 and bear interest, at OLP-B's option, at either First Union's Base Rate plus .5% per annum or LIBOR plus 2.25% per annum (in each case increasing by .25% as of the end of each calendar quarter commencing June 30, 1997). The new credit facility (i) refinanced approximately $4.4 million owed by OLP-B to Enron Corp., and (ii) replaced OLP-B's existing credit facility with First Union, which had approximately $9.6 million outstanding as of February 14, 1997. The Partnership's ability to borrow additional funds under the credit facility is subject to compliance with certain financial covenants and ratios. The new credit facility also provides for an approximate $24.1 million letter of credit that will replace an existing letter of credit issued by Wachovia Bank of Georgia, N.A. and guaranteed by Enron Corp. supporting the Cora Terminal revenue bonds. The letter of credit fee will increase from .25% per annum to 1.50% per annum.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

     4.0 Third Amendment to Amended and Restated Agreement of Limited Partnership dated as of February 14, 1997

     10.1 Credit Agreement dated as of February 14, 1997 among Kinder Morgan Operating L.P. "B" and First
              Union National Bank of North Carolina with form of Notes attached

     10.2 Security Agreement dated as of February 14, 1997 between Kinder Morgan Energy Partners, L.P. and
              First Union National Bank of North Carolina

     10.3 Security Agreement dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and
              First Union National Bank of North Carolina

     10.4 Guaranty Agreement dated as of February 14, 1997 from Kinder Morgan Energy Partners, L.P. in favor of First Union National Bank of North Carolina


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     10.5     Credit Agreement dated as of February 14, 1997
              among Kinder Morgan, Inc. and First Union
              National Bank of North Carolina

     10.6     First Amendment to Mortgage and Security
              Agreement with Assignment oRents (Illinois) dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and First Union National Bank of North Carolina

     10.7 First Amendment to Mortgage, Security Agreement and Financing Statement (Wyoming) dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and First Union National Bank of North Carolina as Agent


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           KINDER MORGAN ENERGY PARTNERS, L.P.

                           By:  Kinder Morgan G.P., Inc.,
                                Its general partner


                                By:  /s/signature

                                  Name:  Thomas King

                                  Title: President


Date: March 3, 1997




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                                  EXHIBIT INDEX


     4.0 Third Amendment to Amended and Restated Agreement of Limited Partnership dated as of February 14, 1997

     10.1 Credit Agreement dated as of February 14, 1997 among Kinder Morgan Operating L.P. "B" and First
              Union National Bank of North Carolina with form of Notes attached

     10.2 Security Agreement dated as of February 14, 1997 between Kinder Morgan Energy Partners, L.P. and
              First Union National Bank of North Carolina

     10.3 Security Agreement dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and
              First Union National Bank of North Carolina

     10.4 Guaranty Agreement dated as of February 14, 1997 from Kinder Morgan Energy Partners, L.P. in favor of First Union National Bank of North Carolina

     10.5 Credit Agreement dated as of February 14, 1997 among Kinder Morgan, Inc. and First Union
              National Bank of North Carolina

     10.6     First Amendment to Mortgage and Security
              Agreement with Assignment of Rents (Illinois) dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and First Union National Bank of North Carolina

     10.7 First Amendment to Mortgage, Security Agreement and Financing Statement (Wyoming) dated as of February 14, 1997 between Kinder Morgan Operating L.P. "B" and First Union National Bank of North Carolina as Agent


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